UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 11, 2017

NuStar Energy L.P.

(Exact name of registrant as specified in its charter)

Delaware	001-16417	74-2956831
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

19003 IH-10 West

San Antonio, Texas 78257

(Address of principal executive offices)

(210) 918-2000

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Acquisition Agreement

On April 11, 2017, NuStar Logistics, L.P. (“Logistics”), a wholly-owned subsidiary of NuStar Energy L.P. (the “Partnership”), and the Partnership entered into a Membership Interest Purchase and Sale Agreement (the “Acquisition Agreement”) with FR Navigator Holdings LLC (the “Seller”), pursuant to which Logistics agreed to acquire (the “Acquisition”) all of the issued and outstanding limited liability company interests in Navigator Energy Services, LLC (“Navigator”). Under the Acquisition Agreement, Logistics will acquire Navigator for consideration of approximately $1.475 billion, subject to customary adjustments at and following closing. The Acquisition is expected to close in the second quarter of 2017, subject to customary closing conditions, including the receipt of regulatory approvals.

Navigator owns and operates crude oil transportation, pipeline gathering and storage assets located in the Midland Basin of West Texas.

Logistics intends to fund the Acquisition with cash on hand, the proceeds of one or more securities offerings, borrowings under its revolving credit agreement and, if applicable, borrowings under a bridge facility described under Item 8.01 to this Current Report on Form 8-K.

The Acquisition Agreement contains various representations, warranties and covenants of Logistics and Seller that are customary in transactions of this type. The closing of the Acquisition is subject to satisfaction or waiver of customary specified conditions, including the material accuracy of the representations and warranties of Logistics and the Seller and obtaining any necessary approvals under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended. The Acquisition Agreement contains certain customary termination rights for both Logistics and the Seller, including the rights of either party to terminate in the event that the Acquisition has not been completed by August 11, 2017.

A copy of the Acquisition Agreement is filed with this Current Report on Form 8-K and is incorporated herein by reference. The foregoing summary of the material terms of the Acquisition Agreement does not purport to be a complete description thereof and is qualified in its entirety by the full text of the Acquisition Agreement, which is attached as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference. The Acquisition Agreement is included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the parties thereto. The representations and warranties of each party set forth in the Acquisition Agreement have been made, or will be made, solely for the benefit of the other parties to the Acquisition Agreement and such representations and warranties should not be relied on by any other person. In addition, such representations and warranties (i) have been, or will be, qualified by disclosures made to the other parties thereto, (ii) are subject to the materiality standards contained in the Acquisition Agreement which may differ from what may be viewed as material by investors, and (iii) were, or will be, made only as of the date of the Acquisition Agreement or such other date as is specified in the Acquisition Agreement. Nothing in this Current Report on Form 8-K shall be deemed an offer to sell or a solicitation of an offer to buy any securities of the Partnership.

Item 2.02. Results of Operations and Financial Condition

Preliminary Financial Results for the First Quarter of 2017 (unaudited)

The information presented below has not been reviewed by our independent auditors and is subject to revision as we prepare our unaudited condensed consolidated financial statements as of and for the three months ended March 31, 2017. This information is not a comprehensive statement of our financial results for the quarterly period ended March 31, 2017, and our actual results may differ materially from these estimates as a result of the completion of our financial closing process, final adjustments (if any) and other developments arising between now and the time that our financial results for the three months ended March 31, 2017 are finalized. The following information should be read in conjunction with Management’s Discussion and Analysis of Financial Condition and Results of Operations for the year ended December 31, 2016 and our financial statements and notes to financial statements as set forth in our Annual Report on Form 10-K for the year ended December 31, 2016.

Based on preliminary analysis of the financial results for the three months ended March 31, 2017, we expect net income to be between $55.0 million and $62.0 million and earnings before interest, taxes, depreciation and amortization (“EBITDA”) to be between $149.0 million and $159.0 million. Additionally, we expect distributable cash flow (“DCF”) to be between $100.7 million and $108.2 million.

Non-GAAP Financial Measures

We utilize financial measures, such as EBITDA, DCF and distribution coverage ratio, which are not defined in U.S. generally accepted accounting principles (“GAAP”). Management believes these financial measures provide useful information to investors and other external users of our financial information because (i) they provide additional information about the operating performance of the Partnership’s assets and the cash the business is generating and (ii) investors and other external users of our financial statements benefit from having access to the same financial measures being utilized by management and our board of directors when making financial, operational, compensation and planning decisions.

Our board of directors and management use EBITDA and/or DCF when assessing the following: (i) the performance of our assets, (ii) the viability of potential projects, (iii) our ability to fund distributions, (iv) our ability to fund capital expenditures and (v) our ability to service debt. In addition, our board of directors uses a distribution coverage ratio, which is calculated based on DCF, as the metric for determining the company-wide bonus and the vesting of performance units awarded to management as our board of directors believes DCF appropriately aligns management’s interest with our unitholders’ interest in increasing distributions in a prudent manner. DCF is a widely accepted financial indicator used by the master limited partnership (“MLP”) investment community to compare partnership performance. DCF is used by the MLP investment community, in part, because the value of a partnership unit is partially based on its yield, and its yield is based on the cash distributions that a partnership can pay its unitholders.

None of these financial measures are presented as an alternative to net income. They should not be considered in isolation or as substitutes for a measure of performance prepared in accordance with GAAP. The following is a reconciliation of our non-GAAP financial measures to net income:

	Three Months Ended March 31,
	(Unaudited, Thousands of Dollars, Except Ratio Data)
	2017
	(Estimated)
	Low	High	2016
Net income	$55,000	$62,000	$57,401
Interest expense, net	36,000	37,000	34,123
Income tax expense	2,000	3,000	2,870
Depreciation and amortization expense	56,000	57,000	53,142

EBITDA	149,000	159,000	147,536
Interest expense, net	(36,000)	(37,000)	(34,123)
Reliability capital expenditures	(5,000)	(6,000)	(6,017)
Income tax expense	(2,000)	(3,000)	(2,870)
Mark-to-market impact of hedge transactions(a)	(2,000)	(3,000)	4,684
Unit-based compensation(b)	2,000	2,500	1,086
Preferred unit distributions	(4,800)	(4,800)	—
Other items(c)	(500)	500	(503)

DCF	$100,700	$108,200	$109,793
Less DCF available to general partner	12,900	12,900	12,766

DCF available to common limited partners	$87,800	$95,300	97,027

Distributions applicable to common limited partners(d)	$86,172	$86,172	$85,285
Distribution coverage ratio(d)(e)	1.02x	1.11x	1.14x

(a)	DCF excludes the impact of unrealized mark-to-market gains and losses that arise from valuing certain derivative contracts, as well as the associated hedged inventory. The gain or loss associated with these contracts is realized in DCF when the contracts are settled.
(b)	In connection with the employee transfer from NuStar GP, LLC on March 1, 2016, we assumed obligations related to awards issued under a long-term incentive plan, and we intend to satisfy the vestings of equity-based awards with the issuance of our common units. As such, the expenses related to these awards are considered non-cash and added back to DCF. Certain awards include distribution equivalent rights (DERs). Payments made in connection with DERs are deducted from DCF.

(c)	Other items primarily consist of adjustments for throughput deficiency payments and construction reimbursements for all periods presented.
(d)	The distribution applicable to common limited partners and the distribution coverage ratio do not reflect distributions that will be paid on the common units that may be issued for cash to pay a portion of the consideration for the Acquisition. Assuming an estimated distribution per unit of $1.095 paid to the common units that may be issued, distributions applicable to common limited partners would be higher by $11,497,500 and the distribution coverage ratio would be lower by 0.14x
(e)	Distribution coverage ratio is calculated by dividing DCF available to common limited partners by distributions applicable to common limited partners.

Item 8.01. Other Events

Bridge Facility Commitment Letter

In conjunction with the Acquisition, Logistics entered into a commitment letter (the “Commitment Letter”) with Mizuho Bank, Ltd., regarding financing for the Acquisition. The Commitment Letter contemplates, among other things, a senior unsecured bridge loan to Logistics in an aggregate principal amount not to exceed $1.475 billion, to be drawn, if at all, at the closing of the Acquisition (the “Bridge Facility”). Logistics intends to fund the cash consideration payable in connection with the Acquisition with cash on hand, the proceeds of one or more capital markets transactions in which we or Logistics, as applicable, may issue common units, preferred units, senior notes or other securities (“Supplemental Financings”) or borrowings under Logistics’ revolving credit agreement and therefore Logistics does not currently expect to fully draw on the Bridge Facility, if at all. Borrowings under the Bridge Facility, if any, would bear interest at Logistics’ option, based on an alternative base rate or a LIBOR-based rate, in each case plus a margin, and mature 364 days following entry into the Bridge Facility.

Incentive Distribution Rights Waiver

In conjunction with the Acquisition, the Partnership’s general partner intends to amend the Partnership’s Fourth Amended and Restated Agreement of Limited Partnership to provide for a waiver of quarterly distributions made to the general partner, as holder of the Partnership’s incentive distribution rights (“IDRs”), by the amount equal to the excess in available cash attributable to any common units of the Partnership issued from the date of the Acquisition Agreement through the end of the ten consecutive quarter period following the closing of the Acquisition (excluding any equity issued under any long-term incentive plan or equity compensation plan implemented by the Partnership or its affiliates), subject to an aggregate cap of $22.0 million. If for any reason the Acquisition is not consummated, the waiver of distributions on the IDRs will not become effective.

Risk Factors Supplement

As part of the filing of this Current Report on Form 8-K, the Partnership intends to supplement its risk factors, including those contained in the Partnership’s Annual Report on Form 10-K for the year ended December 31, 2016. The risk factors below should be considered together with the other risk factors described in the Partnership’s Annual Report on Form 10-K for the year ended December 31, 2016 and other filings with the Securities and Exchange Commission under the Exchange Act.

Future acquisitions and expansions, including the Acquisition, may increase substantially the level of our contingent liabilities, and we may be unable to integrate them effectively into our existing operations.

We evaluate and acquire assets and businesses that we believe complement or diversify our existing assets and businesses. Acquisitions and business expansions, including the Acquisition, may require substantial capital. If we consummate the Acquisition or any future material acquisitions, our capitalization and results of operations may change significantly.

Acquisitions and business expansions, including the Acquisition, involve numerous risks, including difficulties in the assimilation of the assets and operations of the acquired businesses, inefficiencies and difficulties that arise because of unfamiliarity with new assets, new geographic areas and the businesses associated with them. Further, unexpected costs and challenges may arise whenever businesses with different operations or employees are combined, and we may experience unanticipated delays in realizing the benefits of an acquisition, including the Acquisition.

Following the Acquisition, we may discover previously unknown liabilities associated with the acquired business for which we have no recourse under applicable indemnification provisions, if any. In addition, the terms of an acquisition, including the Acquisition, may require us to assume certain prior known or unknown liabilities for which we may not be indemnified or have adequate insurance.

Any acquisitions we complete, including the Acquisition, are subject to substantial risks that could reduce our ability to make distributions to unitholders.

Even if we do make acquisitions that we believe will increase distributable cash flow, these acquisitions, including the Acquisition, may nevertheless result in a decrease in distributable cash flow. Any acquisition, including the Acquisition, involves potential risks, including, among other things:

•	we may not be able to obtain the cost savings and financial improvements we anticipate or acquired assets may not perform as we expect;

•	we may not be able to successfully integrate the assets, management teams or employees of the businesses we acquire with our assets and management team;

•	we may fail or be unable to discover some of the liabilities of businesses that we acquire, including liabilities resulting from a prior owner’s noncompliance with applicable federal, state or local laws;

•	acquisitions may divert the attention of our senior management from focusing on our core business;

•	we may experience a decrease in our liquidity by using a significant portion of our available cash or borrowing capacity to finance acquisitions; and

•	we may face the risk that our existing financial controls, information systems, management resources and human resources will need to grow to support future growth.

Financing the Acquisition will substantially increase our indebtedness.

Logistics intends to finance the Acquisition with the proceeds of one or more Supplemental Financings, and, to the extent necessary or desirable, by borrowing under its revolving credit agreement and by entering into and borrowing under the Bridge Facility. Our total outstanding long-term indebtedness as of December 31, 2016 was approximately $3.0 billion. An increase in our indebtedness may reduce our flexibility to respond to changing business and economic conditions or to fund capital expenditures or working capital needs.

A ratings agency downgrade could lead to increased borrowing costs and credit stress.

If one or more rating agencies that rate or will rate our debt or preferred equity securities, including any Supplemental Financings, either assigns such debt or preferred equity securities a rating lower than the rating expected by the investors, or reduces its rating in the future, the market price of our debt or preferred equity securities, as applicable, or our common units, may be adversely affected. In addition, if any of our debt or preferred equity securities that are or will be rated, including any Supplemental Financings, is downgraded, raising capital will become more difficult for us, borrowing costs under our revolving credit agreement and other future borrowings may increase and the market price of our common units may decrease.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

Exhibit 2.1*	Membership Interest Purchase and Sale Agreement, dated April 11, 2017, by and between NuStar Energy L.P. and FR Navigator Holdings LLC

*	Schedules and similar attachments to the Membership Interest Purchase and Sale Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrant will furnish a supplemental copy of any omitted schedule or similar attachment to the Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUSTAR ENERGY L.P.

	By:	Riverwalk Logistics, L.P.
its general partner

		By:	NuStar GP, LLC
its general partner

Date: April 11, 2017	By:		/s/ Amy L. Perry
			Name:	Amy L. Perry
			Title:	Senior Vice President, General Counsel - Corporate & Commercial Law and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description

Exhibit 2.1*	Membership Interest Purchase and Sale Agreement, dated April 11, 2017, by and between NuStar Energy L.P. and FR Navigator Holdings LLC

*	Schedules and similar attachments to the Membership Interest Purchase and Sale Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrant will furnish a supplemental copy of any omitted schedule or similar attachment to the Commission upon request.